News Release

Ryder Reports Third Quarter 2024 Results
Delivers Solid Q3 Results; Continues to Outperform Prior Cycles

Third Quarter 2024 Highlights
•GAAP EPS from continuing operations of $3.25 compared to $3.44 in prior year
•Comparable EPS (non-GAAP) from continuing operations of $3.44, as compared to $3.58 in prior year, reflecting weaker market conditions in rental and used vehicle sales, partially offset by higher earnings in contractual lease, supply chain, and dedicated businesses
•Total revenue of $3.2 billion compared to $2.9 billion in prior year
•Operating revenue (non-GAAP) of $2.6 billion, up 9%, reflecting recent acquisitions

Full-Year 2024 Forecast
•Reaffirming Adjusted ROE (ROE) of 16% - 16.5%
•Comparable EPS (non-GAAP) of $11.90 - $12.10
•Reaffirming operating revenue (non-GAAP) expected to increase by approximately 8%
•Reaffirming net cash provided by operating activities from continuing operations of $2.4 billion and free cash flow (non-GAAP) of positive $150 - $250 million

MIAMI, October 24, 2024 – Ryder System, Inc. (NYSE: R) reported results for the three months ended September 30 as follows:

(In millions, except EPS)	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
	2024	2023	2024	2023	2024	2023
Continuing operations (GAAP)	$188	213	$143	160	$3.25	3.44
Comparable (non-GAAP)	$199	227	$151	165	$3.44	3.58

Total and operating revenue for the three months ended September 30 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2024	2023	Change	2024	2023	Change
Total	$3,168	2,924	8%	$2,593	2,379	9%
Fleet Management Solutions (FMS)	$1,470	1,487	(1)%	$1,281	1,266	1%
Supply Chain Solutions (SCS)	$1,317	1,194	10%	$996	909	10%
Dedicated Transportation Solutions (DTS)	$633	448	41%	$486	325	49%

CEO Comment

"Ryder’s solid third-quarter performance reflects continued execution of our balanced growth strategy," says Ryder Chairman and CEO Robert Sanchez. "Earnings growth in our contractual lease, dedicated, and supply chain businesses remains the key driver of outperformance relative to prior cycles. ROE of 16% continues to demonstrate the increased resilience of our transformed business model and is consistent with our expectations for the latter stage of a freight-cycle downturn. Although we did not see a recovery of market conditions in used vehicle sales and rental during the quarter, we delivered comparable EPS in line with our forecast.

"We saw double-digit earnings growth in our contractual businesses. Higher ChoiceLease results from our pricing and maintenance initiatives benefited FMS. Stronger operating performance and cost-management actions benefited SCS. DTS delivered strong earnings growth, demonstrating the resiliency of our legacy business. Each of the segments also benefited from recent acquisitions.

"The earnings power of our contractual businesses is also increasing our capital deployment capacity, enabling us to invest in profitable growth and strategic initiatives while also returning capital to shareholders. Our board authorized a new discretionary two-million-share repurchase program that replaces a recently completed program. In addition, our strong balance sheet has allowed us to fund organic growth, complete strategic acquisitions, and increase our dividend.

"The long-term secular growth trends remain intact for all of our contractual businesses, although we are experiencing near-term sales headwinds that reflect the extended freight downturn and overall economic uncertainty. We remain well positioned to benefit from the expected cycle upturn and to grow with our customers as conditions improve."

Third Quarter 2024 Segment Review

Fleet Management Solutions: Earnings Reflect Weaker Market Conditions in Rental and Used Vehicle Sales, Partially Offset by Higher ChoiceLease Performance

(In millions)	3Q24	3Q23	Change
Total Revenue	$1,470	1,487	(1)%
Operating Revenue (1)	$1,281	1,266	1%

Earnings Before Tax (EBT)	$132	169	(22)%
EBT as a % of total revenue	9.0%	11.4%	(240) bps
EBT as a % of operating revenue (1)	10.3%	13.4%	(310) bps

(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue decreased 1% and operating revenue increased 1%
◦Total revenue reflects lower fuel services revenue passed through to customers, partially offset by higher operating revenue
◦Operating revenue reflects higher ChoiceLease revenue, partially offset by lower rental demand
•FMS EBT of $132 million, down 22%
◦Weaker rental demand and lower used vehicle gains due to lower volumes and pricing
◦Higher ChoiceLease performance and benefits from maintenance cost-savings initiatives
◦Used truck and tractor pricing declined 19% and 22%, respectively, from prior year
◦Sequentially, used truck pricing was up 4%; tractor pricing was down 12%, partially due to sale of newer units in the second quarter
◦Rental power-fleet utilization was 71%, compared to 75% in prior year, on a 7% smaller average power fleet

Supply Chain Solutions: Solid Earnings Reflect Better Operating Performance

(In millions)	3Q24	3Q23	Change
Total Revenue	$1,317	1,194	10%
Operating Revenue (1)	$996	909	10%

Earnings Before Tax (EBT)	$93	81	14%
EBT as a % of total revenue	7.0%	6.8%	20 bps
EBT as a % of operating revenue (1)	9.3%	9.0%	30 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue and operating revenue both increased 10%
◦Growth primarily driven by recent acquisitions
•SCS EBT grew to $93 million, up 14%
◦EBT growth primarily driven by stronger omnichannel retail performance and lower overhead spending

Dedicated Transportation Solutions: Strong Operating Performance and Acquisition Benefits

(In millions)	3Q24	3Q23	Change
Total Revenue	$633	448	41%
Operating Revenue (1)	$486	325	49%

Earnings Before Tax (EBT)	$36	28	31%
EBT as a % of total revenue	5.8%	6.2%	(40) bps
EBT as a % of operating revenue (1)	7.5%	8.5%	(100) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue increased 41% and operating revenue grew 49%
◦Increases due to acquisition
•DTS EBT of $36 million, up 31%
◦Increase due to improved operating performance and acquisition benefits

Corporate Financial Information

Tax Rate
Our effective income tax rate from continuing operations was 24.0%, as compared to 25.2% in the prior year. Our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 23.9%, compared to 27.0% in the prior year, due to discrete tax benefits.

Capital Expenditures, Cash Flow, and Leverage
Year-to-date capital expenditures decreased to $2.0 billion in 2024 compared to $2.6 billion in 2023, primarily reflecting reduced investments in the ChoiceLease fleet due to lower sales activity.

Year-to-date net cash provided by operating activities from continuing operations was $1.7 billion compared to $1.8 billion in 2023, primarily reflecting higher working capital needs. Free cash flow (non-GAAP) of $218 million compared to $32 million in 2023, reflects reduced capital expenditures partially offset by lower proceeds from sales of used vehicles and property.

Debt-to-equity as of September 30, 2024 was 249%, compared to 232% at year-end 2023, and was slightly below the company's long-term target of 250% to 300%.

Outlook

"Our transformed business model has delivered solid results through this extended freight recession," says Ryder Chief Financial Officer John Diez. "Year-over-year earnings comparisons continue to improve, and we now expect earnings growth in the fourth quarter driven by our high-performing contractual portfolio. Our current forecast does not contemplate a recovery in freight conditions this year. We remain confident that ongoing execution of our balanced growth strategy will further enhance returns and that all segments, particularly FMS, are well positioned to benefit from the expected cycle upturn."

Full Year 2024
Total Revenue Growth	~7%
Operating Revenue Growth (non-GAAP)	~8%
FY24 GAAP EPS	$11.10 - $11.30
FY24 Comparable EPS (non-GAAP)	$11.90 - $12.10

Adjusted ROE (1)	16% - 16.5%
Net Cash from Operating Activities from Continuing Operations	~$2.4B
Free Cash Flow (non-GAAP)	$150 - $250M
Capital Expenditures	~$2.9B
Debt-to-Equity	~250%

Fourth Quarter 2024
4Q24 GAAP EPS	$3.13 - $3.33
4Q24 Comparable EPS (non-GAAP)	$3.32 - $3.52
————————————
(1) The non-GAAP elements of this calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures Reconciliations at the end of this release.

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including: our forecast; our outlook; our expectations regarding market trends and economic environment, such as rental demand, economic growth, the freight environment, used vehicle sales and rental demand, and performance in our omnichannel retail vertical; our expectations regarding the freight cycle, including timing and the impact of the freight cycle on our businesses; our expectations regarding total and operating revenue, earnings per share, comparable earnings per share, adjusted ROE, earnings before income tax, net cash from operating activities from continuing operations, debt-to-equity, capital expenditures, operating cash flow and free cash flow, and the causes of change; our ability to execute our balanced growth strategy; the impact of inflationary pressures; our expectations regarding commercial rental demand and utilization and used vehicle sales volume and pricing; our expectations regarding long-term profitable growth and secular growth trends; our expectations with respect to our actions to increase returns and create long-term value; our expectations regarding used vehicle inventory and fleet size; our ability to outperform prior cycles; our ability to support organic growth, including growing our contractual lease, dedicated, and supply chain businesses at targeted returns; our expectations regarding strategic investments and acquisitions; performance of our contractual portfolio; and our expectations regarding our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include our estimates of the impact of residual value estimates on earnings and depreciation expense that is based in part on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include: changes in general economic and financial conditions in the U.S. and worldwide; the ongoing supply chain and labor challenges and vehicle production constraints, including original equipment manufacturer delays; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in commercial rental demand or utilization, poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing, and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing, and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes, and severe weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of supply chain disruptions; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; our ability to effectively and efficiently integrate acquisitions into our business; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance, and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; fluctuations in inflation or interest rates; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the most comparable GAAP measure to the non-GAAP financial measure and the reasons why management believes the measure is important to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q, and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for October 24, 2024 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-394-8218
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

ryder-financial

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Services revenue	$2,097	1,799	$6,248	5,399
Lease & related maintenance and rental revenues	960	986	2,844	2,941
Fuel services revenue	111	139	355	420
Total revenues	3,168	2,924	9,447	8,760

Cost of services	1,774	1,524	5,311	4,638
Cost of lease & related maintenance and rental	646	666	1,960	2,001
Cost of fuel services	108	137	344	412
Selling, general and administrative expenses	368	347	1,113	1,053
Non-operating pension costs, net	10	10	31	30
Used vehicle sales, net	(15)	(47)	(54)	(174)
Interest expense	98	75	286	212
Miscellaneous income, net	(10)	(5)	(29)	(36)
Currency translation adjustment loss	—	—	—	188
Restructuring and other items, net	1	4	5	(22)
	2,980	2,711	8,967	8,302

Earnings from continuing operations before income taxes	188	213	480	458
Provision for income taxes	45	53	126	176
Earnings from continuing operations	143	160	354	282
Earnings (loss) from discontinued operations, net of tax	(1)	1	—	—
Net earnings	$142	161	$354	282

Earnings (loss) per common share — Diluted
Continuing operations	$3.25	3.44	$7.96	6.01
Discontinued operations	(0.01)	0.03	—	0.01
Net earnings	$3.24	3.47	$7.95	6.02

Weighted average common shares outstanding — Diluted	43.9	46.3	44.5	46.9

Diluted EPS from continuing operations	$3.25	3.44	$7.96	6.01
Non-operating pension costs, net	0.17	0.17	0.50	0.51
Acquisition costs	0.01	—	0.12	—
FMS U.K. exit	—	(0.03)	—	(0.41)
Currency translation adjustment loss	—	—	—	3.91
Other, net	0.01	—	(0.02)	(0.02)
Comparable EPS from continuing operations (1)	$3.44	3.58	$8.56	10.00

————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	September 30, 2024	December 31, 2023
Assets:
Cash and cash equivalents	$162	204
Other current assets	2,219	2,061
Revenue earning equipment, net	9,091	8,892
Operating property and equipment, net	1,197	1,217
Other assets	3,828	3,404
	$16,497	15,778

Liabilities and shareholders' equity:
Current liabilities	$2,236	2,066
Total debt (including current portion)	7,603	7,114
Other non-current liabilities (including deferred income taxes)	3,602	3,529
Shareholders' equity	3,056	3,069
	$16,497	15,778

SELECTED KEY RATIOS AND METRICS

	September 30, 2024	December 31, 2023
Debt to equity	249%	232%

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2024	2023	2024	2023
Comparable EBITDA (1)	$716	680	$2,056	1,982
Effective interest rate	5.3%	4.6%	5.2%	4.4%

	Nine months ended September 30,
(In millions)	2024	2023
Net cash provided by operating activities from continuing operations	$1,707	1,842
Free cash flow (1)	218	32
Capital expenditures paid	1,922	2,457
Gross capital expenditures	1,986	2,582

	Twelve months ended September 30,
	2024	2023
Adjusted ROE (2)	16%	21%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2024	2023	Change	2024	2023	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$857	799	7%	$2,556	2,356	8%
Commercial rental	251	293	(15)%	726	898	(19)%
SelectCare and other	173	174	—%	526	528	—%
Fuel services revenue	189	221	(15)%	595	667	(11)%
Fleet Management Solutions	1,470	1,487	(1)%	4,403	4,449	(1)%
Supply Chain Solutions	1,317	1,194	10%	3,960	3,574	11%
Dedicated Transportation Solutions	633	448	41%	1,831	1,342	36%
Eliminations	(252)	(205)	23%	(747)	(605)	23%
Total revenue	$3,168	2,924	8%	$9,447	8,760	8%

Operating Revenue: (1)
Fleet Management Solutions	$1,281	1,266	1%	$3,808	3,782	1%
Supply Chain Solutions	996	909	10%	2,958	2,653	11%
Dedicated Transportation Solutions	486	325	49%	1,397	974	43%
Eliminations	(170)	(121)	40%	(514)	(358)	44%
Operating revenue	$2,593	2,379	9%	$7,649	7,051	8%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$132	169	(22)%	$365	531	(31)%
Supply Chain Solutions	93	81	14%	242	174	39%
Dedicated Transportation Solutions	36	28	31%	91	90	1%
Eliminations	(34)	(23)	46%	(97)	(73)	34%
	227	255	(11)%	601	722	(17)%
Unallocated Central Support Services	(17)	(20)	(13)%	(52)	(54)	(2)%
Intangible amortization expense	(11)	(8)	33%	(33)	(25)	28%
Non-operating pension costs, net	(10)	(10)	1%	(31)	(30)	1%
Other items impacting comparability, net	(1)	(4)	NM	(5)	(155)	NM
Earnings from continuing operations before income taxes	188	213	(12)%	480	458	5%
Provision for income taxes	45	53	(15)%	126	176	(28)%
Earnings from continuing operations	$143	160	(10)%	$354	282	26%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2024	2023	Change	2024	2023	Change
Fleet Management Solutions

FMS total revenue	$1,470	1,487	(1)%	$4,403	4,449	(1)%
Fuel services revenue (1)	(189)	(221)	(15)%	(595)	(667)	(11)%
FMS operating revenue (2)	$1,281	1,266	1%	$3,808	3,782	1%

Segment earnings before income taxes	$132	169	(22)%	$365	531	(31)%

FMS earnings before income taxes as % of FMS total revenue	9.0%	11.4%		8.3%	11.9%

FMS earnings before income taxes as % of FMS operating revenue (2)	10.3%	13.4%		9.6%	14.0%

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	Change	2024	2023	Change
Supply Chain Solutions

SCS total revenue	$1,317	1,194	10%	$3,960	3,574	11%
Subcontracted transportation and fuel	(321)	(285)	13%	(1,002)	(921)	9%
SCS operating revenue (2)	$996	909	10%	$2,958	2,653	11%

Segment earnings before income taxes	$93	81	14%	$242	174	39%

SCS earnings before income taxes as % of SCS total revenue	7.0%	6.8%		6.1%	4.9%

SCS earnings before income taxes as % of SCS operating revenue (2)	9.3%	9.0%		8.2%	6.6%

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	Change	2024	2023	Change
Dedicated Transportation Solutions

DTS total revenue	$633	448	41%	$1,831	1,342	36%
Subcontracted transportation and fuel	(147)	(123)	20%	(434)	(368)	18%
DTS operating revenue (2)	$486	325	49%	$1,397	974	43%

Segment earnings before income taxes	$36	28	31%	$91	90	1%

DTS earnings before income taxes as % of DTS total revenue	5.8%	6.2%		5.0%	6.7%

DTS earnings before income taxes as % of DTS operating revenue (2)	7.5%	8.5%		6.5%	9.3%
————————————
(1) Includes intercompany fuel sales from FMS to SCS and DTS.
(2) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our North America fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended September 30,		Nine months ended September 30,		2024/2023
	2024	2023	2024	2023	Three Months	Nine Months
ChoiceLease
Average fleet count	145,300	139,200	144,800	137,400	4%	5%
End of period fleet count	145,800	139,300	145,800	139,300	5%	5%
Average active fleet count (1)	136,200	130,500	136,100	129,600	4%	5%
End of period active fleet count (1)	135,300	130,500	135,300	130,500	4%	4%

Commercial rental
Average fleet count	35,000	38,700	35,400	40,000	(10)%	(12)%
End of period fleet count	34,700	37,900	34,700	37,900	(8)%	(8)%
Rental utilization - power units (2)	71%	75%	69%	75%	(400)bps	(600)bps
Rental rate change - % (3)	(1)%	1%	(1)%	2%

Customer vehicles under SelectCare contracts
Average fleet count	49,000	52,100	50,200	52,900	(6)%	(5)%
End of period fleet count	47,900	52,300	47,900	52,300	(8)%	(8)%

Customer vehicles under SCS contracts
End of period fleet count (4)	12,600	14,100	12,600	14,100	(11)%	(11)%
End of period power vehicles (4)	3,800	4,200	3,800	4,200	(10)%	(10)%

Customer vehicles under DTS contracts
End of period fleet count (4)	19,200	11,100	19,200	11,100	73%	73%
End of period power vehicles (4)	7,400	5,200	7,400	5,200	42%	42%

Used vehicle sales (UVS)
End of period fleet count	9,100	7,800	9,100	7,800	17%	17%
Used vehicles sold	4,700	6,500	17,200	17,000	(28)%	1%
UVS pricing change (5)
Tractors	(22)%	(31)%	(25)%	(35)%
Trucks	(19)%	(30)%	(25)%	(27)%
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(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended September 30,		Nine months ended September 30,
(In millions)	2024	2023	2024	2023
Total revenue	$3,168	2,924	$9,447	8,760
Subcontracted transportation and fuel	(575)	(545)	(1,798)	(1,709)
Operating revenue (1)	$2,593	2,379	$7,649	7,051

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Nine months ended September 30,
(In millions)	2024	2023
Net cash provided by operating activities from continuing operations	$1,707	1,842
Proceeds from sales (primarily revenue earning equipment) (2)	433	647
Total cash generated (1)	2,140	2,489
Purchases of property and revenue earning equipment (2)	(1,922)	(2,457)
Free cash flow (1)	$218	32
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities

Note: Amounts may not be additive due to rounding.

COMPARABLE EARNINGS RECONCILIATION
	Three months ended September 30,		Nine months ended September 30,
(In millions)	2024	2023	2024	2023
Earnings from continuing operations	$143	160	$354	282
Non-operating pension costs, net	7	8	22	24
Acquisition costs	1	—	5	—
FMS U.K. exit	—	(3)	—	(20)
Currency translation adjustment loss	—	—	—	183
Other, net	—	—	(1)	(1)
Comparable earnings from continuing operations (1) (2)	$151	165	$381	468

Tax rate on continuing operations	24.0%	25.2%	26.2%	38.5%
Tax adjustments and income tax effects of non-GAAP adjustments (2)	(0.1)%	1.8%	(0.1)%	(11.3)%
Comparable tax rate on continuing operations (2)	23.9%	27.0%	26.1%	27.2%
————————————
(1) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
(2) Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended September 30,
(Dollars in millions)	2024	2023
Net earnings	$477	488
Other items impacting comparability	7	128
Tax impact (1)	—	25
Adjusted net earnings	$484	641

Average shareholders' equity	$3,074	3,029
Average adjustments to shareholders' equity (2)	(3)	(21)
Adjusted average shareholders' equity	$3,071	3,008

Adjusted return on equity (3)	16%	21%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(3) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2024	2023	2024	2023
Net earnings	$142	161	$354	282
Loss (earnings) from discontinued operations, net of tax	1	(1)	—	—
Provision for income taxes	45	53	126	176
EBT	188	213	480	458
Non-operating pension costs, net	10	10	31	30
Acquisition costs	1	—	6	—
FMS U.K. exit, primarily net commercial claim proceeds	—	4	—	(32)
Currency translation adjustment loss	—	—	—	188
Other, net	—	—	(1)	(1)
Comparable EBT (1)	199	227	516	643
Interest expense	98	75	286	212
Depreciation	423	417	1,275	1,274
Used vehicle sales, net	(15)	(47)	(54)	(172)
Amortization	11	8	33	25
Comparable EBITDA	$716	680	$2,056	1,982
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

(In millions)	Twelve months ended December 31,
	2024	2023	Change
Total revenue	$12,600	11,783	7%
Subcontracted transportation and fuel	(2,380)	(2,286)	4%
Operating revenue (1)	$10,220	9,497	8%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Fourth Quarter 2024	Full Year 2024
EPS from continuing operations	$3.13 - $3.33	$11.10 - $11.30
Non-operating pension costs	0.19	0.74
Restructuring and other, net	—	0.05
Comparable EPS from continuing operations forecast (1)	$3.32 - $3.52	$11.90 - $12.10

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2024 Forecast
Net cash provided by operating activities from continuing operations	$2,400
Proceeds from sales (primarily revenue earning equipment) (2)	600
Total cash generated (1)	3,000

Purchases of property and revenue earning equipment (2) (3)	(2,800)
Free cash flow (1)	$200
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) Amount updated to correct typographical error.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION

(In millions)	2024 Forecast
Net earnings	$495
Other items impacting comparability	5
Adjusted net earnings for ROE (numerator) (1) [A]	$500

Average shareholders' equity [B]	$3,075

Adjusted return on equity (1) [A]/[B]	16%
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.